As filed with the Securities and Exchange Commission on October 31, 2006

Registration No. 333-118632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

XSINVENTORY

(Name of small business issuer in its charter)

Nevada	5960	71-0934772
(State or other	(Primary Standard	(IRS Employer
Jurisdiction	of Industrial Classification	Identification
Incorporation	or Code Number)	Number)
organization)

2950 E. Flamingo Rd., Suite E-6D

Las Vegas, NV 89121

(702) 866-5840

(Address and telephone number of principal executive offices)

2950 E. Flamingo Rd., Suite E-6D

Las Vegas, NV 89121

(Address of principal place of business or intended principal place of business)

Michael J. Evangelista, President

XSINVENTORY

2950 E. Flamingo Rd., Suite E-6D

Las Vegas, NV 89121

(702) 866-5840

(Name, address and telephone number of agent for service)

Copies of Communications to:

Donald J. Stoecklein, Esq.

Stoecklein Law Group

Emerald Plaza

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Approximate date of commencement of proposed sale to public:

As soon as practicable after the registration statement becomes effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

EXPLANATORY NOTE

This post-effective Amendment to the Registration Statement on Form SB-2 of XSInventory is being filed to deregister 20,000 shares of the Company's common stock, par value $0.001 per share, originally registered on this Form SB-2 for sale by the Company, which remained unsold at the time of the termination of the Company's offering on October 2, 2006. The offering commenced on April 5, 2006 and 980,000 shares of common stock offered were sold to 58 stockholders resulting in $98,000 of proceeds to the Company with no commissions paid on funds raised.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 31, 2006.

XSINVENTORY

Signature	Title	Date

/s/ Michael Evangelista	President	October 31, 2006
Michael J. Evangelista

/s/ Michael Evangelista	Sole Director	October 31, 2006
Michael J. Evangelista

/s/ Michael Evangelista	Principal Executive Officer	October 31, 2006
Michael J. Evangelista

/s/ Michael Evangelista	Principal Financial Officer	October 31, 2006
Michael J. Evangelista

/s/ Michael Evangelista	Principal Accounting Officer	October 31, 2006
Michael J. Evangelista